                                                                                Supplement A-4

                                    National Grid Holdings Limited   Consolidated
                                            Group profit and loss reserve
                                          for the year ended March 31, 2002

                                                                                               £m             $m
----------------------------------------------------------------------------------------- -------------- -------------

At April 1, 2001                                                                                1,870.9       2,656.7

Exchange adjustments                                                                             (39.7)        (56.4)

Tax on exchange adjustments                                                                       (7.7)        (10.9)

Prior Year adjustment                                                                           (737.1)     (1,046.7)

Retained loss for the year                                                                      (544.9)       (773.8)

----------------------------------------------------------------------------------------- -------------- -------------
At March 31, 2002                                                                                541.5         768.9
----------------------------------------------------------------------------------------- ============== =============

Reconciliation of Group profit and loss reserve to retained earnings under US GAAP

Group profit and loss reserve under UK GAAP at March 31, 2002                                     541.5         768.9

Adjustments to conform with US GAAP
     Total US GAAP adjustments to equity shareholders' funds                                      146.2         207.7
     Add back: shares held by employee share trusts                                                47.2          67.0
                     : accruals relating to employee share schemes

----------------------------------------------------------------------------------------- -------------- -------------
Retained earnings under US GAAP at March 31, 2002                                                 734.9 *     1,043.6
----------------------------------------------------------------------------------------- ============== =============

*  Includes cumulative other comprehensive losses of £41.4m ($58.8m)

The Group profit and loss reserve is prepared under UK GAAP.  The amounts presented above in US dollars are by way of a convenience translation of UK sterling figures, based on the exchange rate at
March 31, 2002 of $1.42 =£1

                                 National Grid Holdings Limited - Consolidated
                                         Group profit and loss account
                                       for the year ended March 31, 2002

                                                                                    £m               $m
--------------------------------------------------------------------------------- ---------------- ---------------

Turnover, including share of joint ventures                                                 1,968.6         2,795.4
Less: share of joint ventures' turnover (continuing operations)                            (214.4)         (304.4)
----------------------------------------------------------------------------------- ---------------- ---------------

Group turnover - continuing operations                                                      1,754.2         2,491.0
Operating costs                                                                          (1,491.8)       (2,118.4)
----------------------------------------------------------------------------------- ---------------- ---------------

Operating profit of Group undertakings                                                        262.4           372.6
Share of joint ventures' and associate's operating loss                                    (642.3)         (912.2)
----------------------------------------------------------------------------------- ---------------- ---------------

Operating profit
                                                                                    ---------------- ---------------
- Before goodwill amortisation                                                                489.6           695.2
- Exceptional costs                                                                          (46.4)          (65.9)
- Impairment of investments in joint ventures and associate                                 (715.7)       (1,016.3)
- Impairment of goodwill                                                                     (95.6)         (135.8)
- Goodwill amortisation                                                                      (11.8)          (16.8)
                                                                                    ---------------- ---------------
Total operating profit - continuing operations                                              (379.9)         (539.6)

Exceptional profit relating to Impairment in Investments/partial disposal of Energis           20.1            28.5
Profit on disposal of investments                                                              10.6            15.1
Profit on disposal of tangibile fixed assets                                                   20.8            29.5
Net interest
                                                                                    ---------------- ---------------
- Excluding exceptional items                                                               (100.0)         (142.0)
- Exceptional items                                                                          (92.5)         (131.4)
                                                                                    ---------------- ---------------
                                                                                          (192.5)         (273.4)

--------------------------------------------------------------------------------- ---------------- ---------------
Profit on ordinary activities before taxation - continuing operations                       (520.9)         (739.9)
Taxation
                                                                                    ---------------- ---------------
- Excluding exceptional items                                                                (51.8)          (73.6)
- Exceptional items                                                                            29.9            42.5
                                                                                    ---------------- ---------------
                                                                                           (21.9)          (31.1)

--------------------------------------------------------------------------------- ---------------- ---------------
Profit on ordinary activities after taxation                                                (542.8)         (771.0)

Minority interests - equity                                                                   (2.1)           (3.0)

---------------------------------------------------------------------------------
                                                                                    ---------------- ---------------
Profit for the year - retained                                                              (544.9)         (774.0)

--------------------------------------------------------------------------------- ================ ===============

Reconciliation of net income to US GAAP

Profit for the year, excluding exceptional items                                              344.7           489.3
Exceptional items after taxation                                                            (889.6)       (1,263.3)
                                                                                    ---------------- ---------------
-----------------------------------------------------------------------------------
Net income under UK GAAP                                                                   (544.9)         (774.0)
----------------------------------------------------------------------------------- ---------------- ---------------

Adjustments to conform with US GAAP
        Deferred taxation                                                                     (0.8)           (1.1)
        Pensions                                                                                   9.0             12.8
        Share option schemes                                                                  (1.6)           (2.3)
        Tangible fixed assets - depreciation on reversal of partial release of
        impairment provision                                                                    3.4             4.8
        Financial instruments                                                                (29.0)          (41.2)
        Severance costs                                                                        22.4            31.8
        Recognition of UK transmission income                                                   0.2             0.3
        Share of associate's adjustments to conform with US GAAP                               37.0            52.5
        Recognition of intercompany debtor on reversal of goodwill written off                 95.6           135.8

--------------------------------------------------------------------------------------- ---------------  ---------------
Total US GAAP adjustments                                                                     136.2           193.4

---------------------------------------------------------------------------------
----------------------------------------------------------------------------------- ---------------- ---------------
Net income under US GAAP                                                                   (408.7)         (580.6)
----------------------------------------------------------------------------------- ================ ===============

The profit and loss account is prepared under UK GAAP.  The amounts presented above in US dollars are by way of a convenience translation of UK sterling figures, based on the exchange rate at March 31, 2002 of $1.42 =£1

                               National Grid Holdings Limited - Consolidated
                                         Group cash flow statement
                                     for the year ended March 31, 2002

                                                                                    £m             $m
---------------------------------------------------------------------------------------------  -------------

Net cash inflow from operating activities                                              734.9        1,043.6

Dividends from joint ventures                                                            9.6           13.6

Returns on investments and servicing of finance
                                                                                -------------  -------------
Interest received                                                                       32.7           46.3
Interest paid                                                                         (88.9)        (126.2)
                                                                                -------------
                                                                                               -------------

---------------------------------------------------------------------------------              -------------
                                                                                -------------

Net cash outflow for returns on investments and servicing of finance                  (56.2)         (79.9)

Taxation
Corporate tax received                                                                  42.8           60.8

Capital expenditure
                                                                                -------------  -------------
Payments to acquire tangible fixed assets                                            (300.8)        (427.1)
Receipts of capital contributions                                                        7.8           11.1
Receipts from disposals of tangible fixed assets                                        24.5           34.8
                                                                                -------------  -------------

---------------------------------------------------------------------------------------------  -------------
Net cash outflow for capital expenditure                                             (268.5)        (381.2)

Acquisitions and disposals
                                                                                -------------  -------------
Payments to acquire investments                                                       (75.1)        (106.6)
Receipts from disposal of investments                                                   16.0           22.7
Acquisition of of Group undertakings                                                 (839.0)      (1,191.4)
                                                                                -------------  -------------

                                                                                               -------------
---------------------------------------------------------------------------------------------
Net cash outflow for acquisitions and disposals                                      (898.1)      (1,275.3)

---------------------------------------------------------------------------------------------  -------------

Net cash outflow before management of liquid resources and financing                 (435.5)        (618.4)

Management of liquid resources
                                                                                -------------  -------------
Decrease in short term deposits                                                         82.5          117.2
                                                                                -------------  -------------

---------------------------------------------------------------------------------------------  -------------

Net cash inflow from the management of liquid resources                                 82.5          117.2

Financing
                                                                                -------------  -------------
New borrowings                                                                         690.0          979.8
Borrowings repaid                                                                    (351.7)        (499.4)
                                                                                -------------
                                                                                               -------------
Increase in borrowings                                                                 338.3          480.4
                                                                                -------------  -------------
Movement in inter-business balances                                                     43.9           62.3
                                                                                -------------  -------------

---------------------------------------------------------------------------------------------  -------------
Net cash inflow from financing                                                         382.2          542.7

                                                                                               -------------
---------------------------------------------------------------------------------------------
Movement in cash and overdrafts                                                         29.2           41.5
--------------------------------------------------------------------------------=============  =============

Summary Group cash flow statement under US GAAP

Net cash provided by operating activities                                              731.1        1,038.2
Net cash used in investing activities                                              (1,070.6)      (1,520.3)
Net cash used in financing activities                                                  287.9          408.8
---------------------------------------------------------------------------------------------  -------------
Net decrease in cash and cash equivalents                                             (51.6)         (73.3)
Cash and cash equivalents at beginning of year                                         131.9          187.3
---------------------------------------------------------------------------------------------  -------------
Cash and cash equivalents at end of year                                                80.3          114.0
--------------------------------------------------------------------------------=============  =============

Cash and deposits per balance sheet                                                     88.2          125.2
Less: deposits with original maturities of more than three months                      (7.9)         (11.2)
---------------------------------------------------------------------------------------------  -------------
Cash and cash equivalents                                                               80.3          114.0
--------------------------------------------------------------------------------=============  =============

The cash flow statement is prepared under UK GAAP and the summary cash flow statement is prepared under US
GAAP.  The amounts presented above in US dollars are by way of a convenience translation of UK sterling figures, based on the exchange rate at March 31, 2002 of $1.42 =£1.

                                    National Grid Holdings Limited - Consolidated
                                                 Group balance sheet
                                                  at March 31, 2002

                                                                                  £m                    $m
Fixed assets
Intangible assets - negative goodwill                                                     (1.0)                 (1.4)
Tangible assets                                                                         3,671.1               5,212.9
Investments in joint ventures
- Share of gross assets                                                                   876.1               1,244.0
- Share of gross liabilities                                                            (718.4)             (1,020.1)
- Share of net assets                                                                     157.7                 223.9
- Loans to joint ventures                                                                  86.8                 123.3
- Impairment of investments in joint ventures                                           (230.0)               (326.6)
Investments in joint ventures (net of impairment)                                          14.5                  20.6
Investment in associate                                                                       -                     -
Other investments                                                                          47.3                  67.2
Total investments                                                                          61.8                  87.8
                                                                                        3,731.9               5,299.3

Current assets
Stocks                                                                                     26.3                  37.3
Debtors (amounts falling due within one year)                                           2,511.6               3,566.5
Debtors (amounts falling due after one year)                                               43.2                  61.3
Assets held for exchange                                                                   16.6                  23.6
Cash and deposits                                                                          88.2                 125.2
                                                                                        2,685.9               3,813.9

Creditors (amounts falling due within one year)
Borrowings                                                                              (145.1)               (206.0)
Other creditors                                                                       (1,510.7)             (2,145.2)
                                                                                    (1,655.8)             (2,351.2)

Net current assets                                                                      1,030.1               1,462.7

Total assets less current liabilities                                                   4,762.0               6,762.0

Creditors (amounts falling due after more than one year)

Exchangeable bonds                                                                      (491.3)               (697.6)
Other borrowings                                                                      (1,527.7)             (2,169.3)
Other creditors                                                                          (23.5)                (33.4)
                                                                                      (2,042.5)             (2,900.3)

Provisions for liabilities and charges
Joint ventures
- Share of gross assets                                                                   296.3                 420.7
- Share of gross liabilities                                                            (333.6)               (473.7)
- Share of net liabilities                                                               (37.3)                (53.0)
Other provisions                                                                        (907.8)             (1,289.1)
                                                                                        (945.1)             (1,342.1)

Net assets employed                                                                     1,774.4               2,519.6

Capital and reserves
Called up share capital                                                                   100.0                 142.0
Share premium account                                                                   1,873.2               2,659.9
Other reserves                                                                          (739.6)             (1,050.2)
Profit and loss account                                                                   541.5                 768.9
Equity shareholders' funds                                                              1,775.1               2,520.6
Minority interest - equity                                                                (0.7)                 (1.0)
                                                                                      1,774.4               2,519.6
                                                                                              -                     -
Reconciliation of equity shareholders' funds to US GAAP

Equity shareholders' funds under UK GAAP                                                1,775.1               2,520.6

Adjustments to conform with US GAAP
  Deferred taxation                                                                      (49.2)                (69.9)
  Pensions                                                                                193.0                 274.1
  Shares held by employee share trusts                                                   (47.2)                (67.0)
  Accruals relating to employee share schemes                                               1.0                   1.4
  Tangible fixed assets - reversal of partial release of impairment
  provision                                                                              (38.2)                (54.2)
  Financial instruments                                                                  (27.1)                (38.5)
  Recognition of transmission income                                                     (16.8)                (23.9)
  Share of associate's  adjustments to conform with US GAAP                                20.7                  29.4
  Severance liabilities                                                                    14.8                  21.0
  Recognition of intercompany debtor on reversal of goodwill written off                   95.6                 135.8
  Other adjustments                                                                       (0.4)                 (0.5)

Total US GAAP adjustments                                                                 146.2                 207.7

Equity shareholders' funds under US GAAP                                                1,921.3               2,728.3

The balance sheet is prepared under UK GAAP.  The amounts presented above in US dollars are by way of a convenience translation of UK sterling figures, based on the exchange rate at March 31,
2002 of $1.42 =£1